SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)                October 16, 2000



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)




                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)

               1-12935                                   75-2815171
       (Commission File Number)                       (I.R.S. Employer
                                                     Identification No.)


       5100 Tennyson Parkway
             Suite 3000
            Plano, Texas                                   75024
(Address of principal executive offices)                 (Zip code)



Registrant's telephone number, including area code:    (972)673-2000






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 Item 2.  Acquisition or Disposition of Assets.

     On October 16, 2000, Denbury Resources Inc.(the "Company" or "Denbury") closed on an acquisition from Manti Resources, Inc., for $29 million for oil and natural gas interests in Thornwell Field located in southwest Louisiana. On October 25, 2000, the Company signed a purchase and sale agreement with Enron North America for $28 million to purchase additional interests in the same field. On October 23, 2000, the Company signed a purchase and sale agreement with Manti Resources, Inc. for $9.5 million to purchase oil and natural gas interests in the Iberia and Port Barre Fields, also in southwest Louisiana.

     The three acquisitions are for a total consideration of $66.5 million. The transactions consist of 42 producing wells located in the Thornwell, Iberia and Port Barre Fields. Approximately 92% of the wells will be operated by Denbury. All acquisitions are expected to be completed by the end of November, subject to normal closing conditions. Denbury will use its existing credit facility to fund the acquisitions.

     Approximately 80% of the current daily production from the acquired properties is natural gas. Based on preliminary estimates by the Company, these acquisitions are expected to add net proved reserves of approximately 30 Bcfe (5 MMBOE) as of August 1, 2000. The Company has purchased a price floor (i.e. put) for $2.5 million covering 100% of the forecasted proven natural gas production on the acquisitions for 2001 and 2002. The price floor varies by quarter but ranges from $2.94 to $4.25 for 2001 and from $2.93 to $3.65 for 2002, with a weighted average price of $3.51 for 2001 and $3.23 for 2002.

     This Form 8-K, other than historical financial information, contains forward looking statements that involve risks and uncertainties including expected reserve quantities, production levels, financial results and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including Denbury's reports on Form 10-K and 10-Q. These reports are incorporated by this reference as though fully set forth herein. These statements are based on engineering, geological and operating assumptions that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially.


                                        2

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                               Denbury Resources Inc.
                                                   (Registrant)





                                        By:     /s/  Phil Rykhoek
                                           ------------------------------------
                                                  Phil Rykhoek
                                             Chief Financial Officer


Date:  october 27, 2000